UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

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FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 23, 2010

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LAXAI PHARMA, LTD.
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(Exact name of Registrant as specified in charter)

Israel	0-17788	N/A
(State of Incorporation)	(Commission File No.)	(IRS Employer
Identification Number)

8905 Regents Park Drive, Suite 210, Tampa, FL		33647
(Address of principal executive offices)		(Zip Code)

Registrant's telephone number, including area code: (813) 428-3500

NEXGEN BIOFUELS, LTD.
(Former name or former address, if changed since last report)

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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17CFR230.425)

☐	Soliciting material pursuant to Rule14a-12 under the Exchange Act (17CFR240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17CFR240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17CFR240.13e-4(c))

Item 1.01	Entry into Material Definitive Agreement.

The Company and UTA Capital LLC (“UTA”) have mutually agreed to modify the terms of UTA’s existing secured $1.44 million Note by, among other things, extending the term of the Note until December 15, 2010 and reducing the interest rate on the Note to 15% per annum. In consideration for these modifications the Company has granted UTA an additional 5-yr warrant, which would allow UTA to purchase 400,000 ordinary shares now and up to  1,620,000 additional ordinary shares depending on the average loan balance outstanding with an exercise price of $.05 per share.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 27, 2010

LAXAI PHARMA, LTD. (Registrant)

By:	/s/ J. Ram Ajjarapu
Ram Ajjarapu
Chairman